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                                                                    EXHIBIT 99.4

                     RIFKIN ACQUISITION PARTNERS, L.L.L.P.
                        RIFKIN ACQUISITION CAPITAL CORP.

                               Offer to Exchange
                         $1,000 in principal amount of
                    11% Senior Subordinated Notes due 2006
                                      for
                       each $1,000 in principal amount of
              outstanding 11% Senior Subordinated Notes due 2006
                   that were issued and sold in a transaction
                 exempt from registration under the Securities
                            Act of 1933, as amended

To Our Clients:

   Enclosed for your consideration is a Prospectus dated                    ,
1996 (as the same may be amended or supplemented from time to time (the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Rifkin Acquisition Partners, L.L.L.P. and Rifkin Acquisition Capital Corp. (the "Issuers") to exchange up to $125,000,000 in aggregate principal amount of their 11% Senior Subordinated Notes due 2006 (the "Exchange Notes") for up to $125,000,000 in aggregate principal amount of their outstanding 11% Senior Secured Notes due 2006 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Old Notes").

   The material is being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of any Old Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuers urge beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Notes in the Exchange Offer.

   Accordingly, we request instructions as to whether you wish us to tender any or all Old Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Old Notes.

   Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.,
New York City time, on               ,               , 1996, unless extended
(the "Expiration Date"). Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

   Your attention is directed to the following:

      1. The Exchange Offer is for the exchange of $1,000 principal amount at maturity of the Exchange Notes for each $1,000 principal amount at maturity of the Old Notes, of which $125,000,000 aggregate principal amount of the Old
   Notes was outstanding as of           , 1996.  The terms of the Exchange
   Notes are substantially identical (including principal amount, interest rate, maturity, security and ranking) to the terms of the Old Notes, except that the Exchange Notes (i) are freely transferable by holders thereof (except as provided in the Prospectus) and (ii) are not entitled to certain registration rights and certain additional interest provisions which are applicable
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   to the Old Notes under a registration rights agreement dated as of January
   31, 1996 (the "Registration Rights Agreement") between the Issuers, the Subsidiary Guarantors and BT Securities Corporation, Smith Barney, Inc., First Union Capital Markets Corp. and PaineWebber Incorporated, as initial purchasers.

      2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS, SEE "THE EXCHANGE OFFER--CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

      3.  The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New
   York City time, on               , 1996, unless extended.

      4. The Issuers have agreed to pay the expenses of the Exchange Offer except as provided in the Prospectus and the Letter of Transmittal.

      5. Any transfer taxes incident to the transfer of Old Notes from the tendering holder to the Issuers will be paid by the Issuers, except as provided in the Prospectus and the Letter of Transmittal.

   The Exchange Offer is not being made to nor will exchange be accepted from or on behalf of holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

   If you wish to have us tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.

                                  INSTRUCTIONS

   The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Rifkin Acquisition Partners, L.L.L.P. and Rifkin Acquisition Capital Corp., including the Prospectus and the Letter of Transmittal.

   This form will instruct you to exchange the aggregate principal amount of Old Notes indicated below (or, if no aggregate principal amount is indicated below, all Old Notes) held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal.
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         Aggregate Principal Amount of Old Notes to be exchanged


                            $_______________*
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* I (we) understand that if I
 (we) sign these instruction      ----------------------------------------
 forms without indicating an
 aggregate principal amount of
 Old Notes in the space above,    ----------------------------------------
 all Old Notes held by you for    Signature(s)
 my (our) account will be
 exchanged.
                                  ----------------------------------------


                                  ----------------------------------------


                                  ----------------------------------------


                                  ----------------------------------------
                                  (Please print name(s) and address above)
                                  Dated:                    , 1996


                                  ----------------------------------------
                                  (Area Code & Telephone Number)


                                  ----------------------------------------
                                  (Taxpayer Identification or
                                  Social Security Number)